Exhibit 99.1


              ATG Announces Second-Quarter 2003 Results


    CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 22, 2003--

Company Sequentially Grows Revenues and Achieves Profitability

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) today announced its results for the second quarter ended June 30, 2003. Total revenues for the second quarter of 2003 were $21.3 million, compared with total revenues for the second quarter of 2002 of $25.2 million. Net income for the second quarter of 2003, in accordance with accounting principles generally accepted in the United States (GAAP), was $6.0 million, or $0.08 per share, compared with a GAAP net loss of ($2.8) million, or ($0.04) per share, in the second quarter of 2002.
    ATG's net income for the second quarter of 2003 includes a net benefit from restructuring charges of approximately $5.3 million. The net benefit from restructuring charges is primarily attributable to the Company's previously announced settlement of $38.2 million in excess real estate obligations, offset by adjustments to other facilities and employee severance restructuring charges. Excluding the net benefit from restructuring charges, ATG's net income for the quarter was $777,000, or $0.01 per share. ATG reported $5.6 million in income from operations for the second quarter of 2003. Further, excluding the net benefit from restructuring charges, the Company achieved income from operations (non-GAAP) for the second quarter of $287,000.
    For the six months ended June 30, 2003, total revenues were $40.7 million, compared with total revenues for the six months ended June 30, 2002 of $52.5 million. The Company's GAAP net income for the six months ended June 30, 2003 was $3.3 million, or $0.05 per share, compared with a GAAP net loss for the six months ended June 30, 2002 of ($5.6) million, or ($0.08) per share.


    SECOND-QUARTER FINANCIAL HIGHLIGHTS

(In millions, except per share data and    Three Months  Six Months
 percentages)                                  Ended         Ended
                                           June   June    June   June
                                            30,    30,     30,    30,
                                            2003   2002    2003   2002
                                           ---------------------------
Total revenues                             $21.3  $25.2  $40.7  $52.5
 License revenue                             9.5   12.2   17.0   24.7
   Percent of total revenues                  44%    49%    42%    47%
 Services revenue                           11.8   12.9   23.7   27.7
   Percent of total revenues                  56%    51%    58%    53%

Net income/(loss) (GAAP)                     6.0   (2.8)   3.3   (5.6)

Net income/(loss) per share (GAAP)          0.08  (0.04)  0.05  (0.08)
                                           ====== ====== ====== ======

Net benefit from restructuring charges       5.3      -    5.3      -

Net income/(loss) (non-GAAP)(a)              0.8   (2.8)  (2.0)  (5.6)

Net income/(loss) per share (non-GAAP)(a)   0.01  (0.04) (0.03) (0.08)
                                           ====== ====== ====== ======

Cash, equivalents and marketable securities$57.1  $77.8  $57.1  $77.8
----------------------------------------------------------------------

(a) For further details surrounding non-GAAP financial information, refer to the Financial Presentation section


    "ATG delivered positive results across the board in the second quarter," said Bob Burke, ATG president and CEO. "We sequentially grew license revenues, achieved profitability and significantly strengthened our balance sheet with three very favorable settlements of excess lease obligations. We also further reduced total spending for the quarter, improved our gross margins, generated a balanced mix of new and repeat business and closed two transactions in excess of one million dollars."
    "In addition to our financial progress in the second quarter, ATG recently announced that it has significantly expanded its relationship with IBM," Burke added. "Our two companies have teamed to further integrate ATG software with IBM's WebSphere infrastructure to optimize the performance of ATG's applications and application services. This will provide ATG and IBM customers with an even greater opportunity to achieve a significant return-on-investment, with better integrated, high-performing, scalable solutions."

    SECOND-QUARTER HIGHLIGHTS

    During the second quarter of 2003, ATG:

    -- Earned repeat business from existing customers, including Allstate, AMG.net, AT&T Wireless, DZ Bank, Friends Provident Management Limited, Fusura, Hewlett Packard, Hunter Douglas, KingFisher, Lifescan, OC Tanner, Pacific Gas and Electric, Procter and Gamble, Sony Australia, Sun Microsystems, the U.S. Department of Agriculture, the U.S. Army Small Computer Program and Wells Fargo.

    -- Added 13 new customers, including Arackal Digital Solutions, Elephant Seven, Elsevier, Freeman Decorating Services, Media News Group Interactive, Mindtree Consulting, SINV, and Town and Country Credit, as well as government agencies in both the United States and the United Kingdom.

    -- Signed a strategic relationship with IBM (NYSE: IBM). As part of this agreement, ATG will OEM IBM's WebSphere Internet infrastructure software as part of its packaged solution offerings. ATG is also teaming with IBM to further integrate ATG's applications to optimize their performance running on IBM WebSphere.

    -- Settled $38.2 million in excess lease obligations for $9.7 million. ATG successfully resolved outstanding lease obligations for facilities located in San Francisco, CA;
        Cambridge, MA; and Toronto, Canada.

    -- Closed two transactions in excess of $1 million, compared with two transactions in excess of $1 million in the second quarter of 2002 and three transactions in excess of $1 million during the first quarter of 2003. One of the transactions closed in the second quarter of 2003 represented greater than 10% of ATG's total revenues for the quarter.

    -- Increased gross margins to 74%, the fourth consecutive quarter of improved gross margin performance. This compares to gross margins of 60% in the second quarter of 2002 and 68% in the first quarter of 2003.

    -- Lowered total operating expenses and total cost of revenues from $22.5 million in the first quarter of 2003 to $21.0 million in the second quarter of 2003, excluding the net benefit from restructuring charges of approximately $5.3 million.

    -- Closed the quarter with a $57.1 million balance of cash, cash equivalents and marketable securities. ATG was approximately cash flow neutral during the quarter, excluding the payments used to settle excess lease obligations. This compares to a cash burn of $1.9 million during the first quarter of 2003.

    -- Strengthened the management team with the addition of longtime technology veteran Phil London as the Senior Vice President of Products and Technology. London, most recently CEO at Mazu Networks, Inc., brings over 20 years of experience to ATG.

    OUTLOOK

    ATG continues to see its pipeline of potential business strengthen. However, due to the seasonality of the software industry where demand is historically weaker in the third quarter, ATG anticipates total revenues for the third quarter to be flat to down sequentially. ATG is anticipating a further reduction in total operating expenses and total cost of revenues to approximately $20 million. The Company expects its balance of cash, cash equivalents and marketable securities to be in the range of $50 million to $53 million on September 30, 2003. For the second half of 2003, ATG anticipates that it will be profitable on a GAAP basis.

    CONFERENCE CALL INFORMATION

    ATG management will discuss the Company's second-quarter 2003 results and its business outlook for the third quarter 2003, as well as other topics, on its quarterly conference call for investors at 5:30 p.m. EDT today, July 22, 2003. The conference call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investor Relations" section of ATG's Web site, located at www.atg.com, at least 15 minutes prior to the event's broadcast.

    FINANCIAL PRESENTATION

    The Company is providing non-GAAP financial measures as the Company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing nature of ATG's core operations. Net income/(loss) (non-GAAP) and income from operations (non-GAAP) exclude the net restructuring benefit associated with the favorable settlement of certain of ATG's excess lease obligations, offset by adjustments to other facilities and employee severance restructuring charges. These charges have been excluded from non-GAAP financial measures as management does not believe that they are representative of underlying trends in the Company's performance and their exclusion provides individuals with additional information to more readily compare the Company's results over multiple periods. The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company's core business. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

    ABOUT ATG

    ATG (Art Technology Group, Inc.) is a leading provider of innovative software applications for commerce and customer self-service. Customers around the globe rely on ATG for the frontline applications that enhance and improve the entire customer lifecycle experience. Deployed on the industry's most popular application servers, ATG's application suites for e-commerce, portals, and relationship management are ideal for integrating online initiatives across the enterprise.

    ATG has delivered online solutions to blue-chip companies worldwide including Aetna Services, Alcatel, American Airlines,
Barclays Global Investors, Best Buy, BMG Direct, Eastman Kodak, Ford Motor Credit, HSBC, J. Crew, Sun Microsystems, Walgreens, and
Wells Fargo. The Company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit our Web site at www.atg.com.

    (C) 2003 Art Technology Group, Inc.

    ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
    Certain statements contained in this press release include forward-looking statements including those contained in the section titled "Outlook" regarding the Company's financial expectations for the third quarter of 2003, and the benefits of the Company's relationship with IBM. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures, quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the result of longer sales cycles for ATG's products; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain and enhance business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to maintain and enhance its relationship with IBM or other strategic third parties, and to successfully integrate its products with those of IBM; ATG's abilities to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to protection of intellectual property; potential adverse financial and other effects of litigation and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission, which are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.



                      Art Technology Group, Inc.
                Condensed Consolidated Statement of Operations
                            (In thousands)
                             (Unaudited)

                                        Three Months    Six Months
                                          Ended            Ended
                                    ---------------- -----------------
                                      June     June     June     June
                                        30,     30,       30,     30,
                                      2003     2002     2003     2002
                                    ------- -------- -------- --------
Revenues:
  Product license                   $9,464  $12,229  $16,970  $24,749
  Services                          11,842   12,923   23,761   27,726
                                    ------- -------- -------- --------
  Total revenues                    21,306   25,152   40,731   52,475

Cost of revenues:
  Product license                      478    1,096      962    2,139
  Services                           5,086    8,847   10,793   17,822
                                    ------- -------- -------- --------
  Total cost of revenues             5,564    9,943   11,755   19,961
                                    ------- -------- -------- --------

Gross profit                        15,742   15,209   28,976   32,514
                                    ------- -------- -------- --------
  Gross profit  %                       74%      60%      71%      62%

Operating expenses:
  Research & development             4,967    5,563    9,827   11,133
  Sales & marketing                  8,096   11,178   16,864   23,557
  General & administrative           2,374    2,267    5,014    4,755
  Stock-based compensation              18      257       99      529
  Restructuring                     (5,273)     (89)  (5,273)     (89)
                                    ------- -------- -------- --------
  Total operating expenses          10,182   19,176   26,531   39,885

Income/(loss) from operations        5,560   (3,967)   2,445   (7,371)

Interest and other income, net         490    1,217      851    1,772
                                    ------- -------- -------- --------

Income/(loss) before provision for
 income taxes                        6,050   (2,750)   3,296   (5,599)
Provision for income taxes               -        -        -        -
                                    ------- -------- -------- --------

Net income/(loss)                   $6,050  $(2,750)  $3,296  $(5,599)
                                    ======= ======== ======== ========

Basic net income/(loss) per share    $0.08   $(0.04)   $0.05   $(0.08)
                                    ======= ======== ======== ========

Diluted net income/(loss) per share  $0.08   $(0.04)   $0.05   $(0.08)
                                    ======= ======== ======== ========

Basic weighted average common shares
 outstanding                        71,475   69,786   71,228   69,574
                                    ======= ======== ======== ========

Diluted weighted average common
 shares outstanding                 73,141   69,786   72,324   69,574
                                    ======= ======== ======== ========


                      Art Technology Group, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)
                             (Unaudited)
                                                      As of the period
                                                           ended
                                                       June  December
                                                        30,       31,
                                                       2003     2002
                                                    -------- ---------
                       Assets
 Current assets:
 Cash, cash equivalents and marketable securities   $57,096   $68,558

 Accounts receivable, net                            16,570    25,221
 Prepaid expenses and other current assets            2,270     2,489
                                                    -------- ---------
   Total current assets                              75,936    96,268

 Property and equipment, net                          5,218     6,998
 Other assets                                         2,382     1,569
                                                    -------- ---------
   Total assets                                     $83,536  $104,835
                                                    ======== =========

        Liabilities and Stockholders' Equity
 Current liabilities:
 Accounts payable                                    $2,144    $2,563
 Accrued expenses                                    15,215    18,219
 Deferred revenue                                    15,591    15,674
 Accrued restructuring short-term                    15,082    19,819
                                                    -------- ---------
   Total current liabilities                         48,032    56,275

 Accrued restructuring long-term                     16,272    32,537

   Stockholders' equity                              19,232    16,023
                                                    -------- ---------
   Total liabilities and stockholders' equity       $83,536  $104,835
                                                    ======== =========



    KEYWORD: MASSACHUSETTS
    INDUSTRY KEYWORD: SOFTWARE CONFERENCE CALLS EARNINGS
    SOURCE: Art Technology Group, Inc.